BY-LAWS

                                       OF

                        RMK STRATEGIC INCOME FUND, INC.,
                             A MARYLAND CORPORATION


                                    ARTICLE I
                   LOCATION OF OFFICES AND SEAL OF CORPORATION
                   -------------------------------------------

     SECTION 1.01 PRINCIPAL OFFICES: The principal office of the Corporation in the State of Maryland shall be located in the City of Baltimore. The Corporation may establish and maintain such other offices and places of business as the Board of Directors may, from time to time, determine. Except as provided in
Section 2.13, the Board of Directors may keep the books of the Corporation at any office of the Corporation or at any other place within the United States as it may from time to time determine.

     SECTION 1.02 SEAL: The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the state of incorporation, the year of its incorporation, and the words "Corporate Seal." The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same.

                                   ARTICLE II
                                  STOCKHOLDERS
                                  ------------

     SECTION 2.01 ANNUAL MEETINGS: An annual meeting of stockholders shall be held as required and for the purposes prescribed by the Investment Company Act of 1940, as amended ("1940 Act"), and the laws of the State of Maryland and for the election of directors and the transaction of such other business as may properly come before the meeting, except that no annual meeting is required to be held in any year in which the election of directors is not required to be acted upon. Except for the first fiscal year of the Corporation, the meeting shall be held annually at a time set by the Board of Directors at the Corporation's principal offices or at such other place within the United States as the Board of Directors shall select.

     SECTION 2.02 SPECIAL MEETINGS: Special meetings of the stockholders may be called at any time by the chairman of the board, the president, any vice president, or a majority of the Board of Directors. Special meetings of the stockholders may be called by the secretary upon the written request of the holders of shares entitled to vote a majority of all the votes entitled to be cast at such meeting, provided that (a) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (b) the stockholders requesting such meeting shall have paid to the Corporation the reasonably

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estimated cost of preparing and mailing the notice thereof,  which the secretary shall determine and specify to such stockholders.

     SECTION 2.03 PLACE OF MEETINGS: All stockholders' meetings shall be held at the principal office of the Corporation, except that the Board of Directors may fix a different place of meeting, which shall be specified in each notice or waiver of notice of the meeting.

     SECTION 2.04 NOTICE OF MEETINGS: The secretary shall cause notice of the place, date and hour, and, in the case of a special meeting or as otherwise required by law, the purpose or purposes for which the meeting is called, to be mailed, not less than ten (10) nor more than ninety (90) days before the date of the meeting, to each stockholder entitled to vote at such meeting, at his address as it appears on the records of the Corporation at the time of such mailing. Notice shall be deemed to be given when deposited in the United States mail addressed to the stockholders as aforesaid. Notice of any stockholders' meeting need not be given to any stockholder who shall sign a written waiver of such notice whether before or after the time of such meeting, which waiver shall be filed with the record of such meeting, or to any stockholder who shall attend such meeting in person or by proxy. Notice of adjournment of a stockholders' meeting to another time or place need not be given, if such time and place are announced at the meeting. Irregularities in the notice of any meeting to, or the nonreceipt of any such notice by, any of the stockholders shall not invalidate any action otherwise properly taken by or at any such meeting.

     SECTION 2.05 VOTING - IN GENERAL: At every stockholders' meeting each stockholder shall be entitled to one vote for each share and a fractional vote for each fraction of a share of stock of the Corporation validly issued and outstanding and held by such stockholder, except that no shares held by the Corporation shall be entitled to a vote. Except as otherwise specifically provided in the Articles of Incorporation or these By-Laws or as required by provisions of the Investment Company Act of 1940, as amended (the "1940 Act"), all matters shall be decided by a vote of the majority of the votes validly cast at a meeting at which a quorum is present. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

     At any meeting at which there is an election of directors, the chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the shares entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall, after the election, make a certificate of the result of the vote taken. No candidate for the office of director shall be appointed as an inspector.

     SECTION 2.06 STOCKHOLDERS ENTITLED TO VOTE: If, pursuant to Section 8.05 hereof, a record date has been fixed for the determination of stockholders entitled to notice of or to vote at any stockholders' meeting, each stockholder of the Corporation shall be entitled to vote, in person or by proxy, each share of stock and fraction of a share of stock of the appropriate class of shares ("Class") of the Corporation standing in his name on the books of the Corporation on such record date and outstanding at the time of the meeting. If no record date has been fixed by the Board of Directors for the determination of

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stockholders  entitled to notice of or to vote at a meeting, the record date for the meeting of stockholders shall be (a) at the close of business (i) on the day ten (10) days before the day on which notice of the meeting is mailed or (ii) on the day thirty (30) days before the meeting, whichever is the closer date to the meeting; or, (b) if notice is waived by all stockholders, at the close of business on the tenth (10th) day next preceding the day on which the meeting is held.

     SECTION 2.07 VOTING - PROXIES: At all stockholders' meetings, every stockholder of record entitled to vote thereat shall be entitled to vote either in person or by proxy, which term shall include proxies provided through written, electronic, telephonic, computerized, facsimile, telecommunications, telex or oral communication or by any other form of communication, each pursuant to such voting procedures and through such systems as are authorized by the Board of Directors or one or more executive officers of the Corporation. No proxy shall be voted after eleven (11) months from its date unless it provides for a longer period. Each proxy shall be dated, but need not be sealed, witnessed or acknowledged. Proxies shall be delivered to an inspector of election or, if no inspector has been appointed, then to the secretary of the Corporation, or person acting as secretary of the meeting, before being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives from any one of them written notice to the contrary and a copy of the instrument or order which so provides. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise. A proxy in the form of a telegram, datagram or telex shall not be valid; however, a mechanical or electronic facsimile of an otherwise valid proxy shall be valid.

     SECTION 2.08 QUORUM: Except as otherwise provided in the Articles of Incorporation, the presence at any stockholders' meeting, in person or by proxy, of stockholders entitled to cast one-third of all the votes entitled to be cast thereat shall be necessary and sufficient to constitute a quorum for the transaction of business.

     SECTION 2.09 ABSENCE OF QUORUM: In the absence of a quorum, the holders or proxies of a majority of the shares present at the meeting in person or by proxy and entitled to vote thereat, or, if no stockholder entitled to vote is present thereat in person or by proxy, any officer present thereat entitled to preside or act as secretary of such meeting, may adjourn the meeting without determining the date of the new meeting or from time to time, without further notice, to a date not more than one hundred twenty (120) days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

     SECTION 2.10 NOMINATIONS: Subject to the rights of holders of any Class of stock having a preference over the Corporation's common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors. However, any stockholder entitled to vote in the election of directors at a meeting may nominate a director only by notice in writing delivered or mailed by first-class United States mail, postage prepaid, to the secretary, and received by the secretary not less than (a) with respect to any nomination to be introduced at

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an annual meeting of  stockholders,  one hundred twenty days (120) in advance of the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting, and (b) with respect to any nomination to be introduced at a special meeting of stockholders, the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record or beneficial owner of shares of the Corporation entitled to vote at such meeting (together with such proof hereof as would meet the requirements for proposals that are to be included in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or any successor to such Rule) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice. The chairperson of the meeting may refuse to acknowledge a nomination by any stockholder that is not made in compliance with the foregoing procedure.

     SECTION 2.11 STOCKHOLDER PROPOSALS: Any stockholder who is entitled to vote in the election of directors and who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may submit to the Board of Directors proposals to be considered for submission to the stockholders of the Corporation for their vote. The introduction of any stockholder proposal that the Board of Directors decides should be voted on by the stockholders of the Corporation, shall be made by notice in writing delivered or mailed by first-class United States mail, postage prepaid, to the secretary, and received by the secretary not less than (i) with respect to any proposal to be introduced at an annual meeting of stockholders, one hundred and twenty (120) days in advance of the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting, and (ii) with respect to any proposal to be introduced at a special meeting of stockholders, not later than the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the proposal(s) to be introduced; (b) the name and address of the stockholder who intends to make the proposal; (c) a representation that the stockholder is a holder of record or beneficial owner of stock of the Corporation entitled to vote at such meeting (together with such proof thereof as would meet the requirements for proposals that are to be included in the Corporation's proxy statements pursuant to Rule 14a-8 under the Exchange Act or any successor to such rule) and intends to appear in person or by proxy at the meeting to introduce the proposal or proposals, specified in the notice; and (d) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice. The chairperson of the meeting may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedure.

     SECTION 2.12 ORGANIZATION: At every meeting of stockholders, the chairman of the board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the chairman of the board, one of the following present shall conduct the meeting in the order stated: the vice chairman, if there be one, the president, vice presidents, in their order of rank and

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seniority, or, in the absence of such director or officers, a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as chairman, and the secretary, or in his absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the chairman shall act as secretary of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including,
without  limitation,   (a)  restricting  admission  to  the  time  set  for  the
commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on any such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; and (f) recessing or adjourning the meeting to a later date, time and place announced by the chairman of the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

     SECTION 2.13 STOCK LEDGER AND LIST OF STOCKHOLDERS: It shall be the duty of the secretary or assistant secretary of the Corporation to cause an original or duplicate stock ledger to be maintained at the office of the Corporation's transfer agent. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. Any one or more persons, each of whom has been a stockholder of record of the Corporation for at least the six months next preceding such request, and who own in the aggregate five percent (5%) or more of the outstanding capital stock of the Corporation, may, in person or by agent, upon written request, inspect and copy during usual business hours the Corporation's stock ledger at its principal office in Maryland; and may submit (if the Corporation at the time of the request does not maintain a duplicate stock ledger at its principal office in Maryland) a written request to any officer of the Corporation or its resident agent in Maryland for a list of the stockholders of the Corporation. Within twenty (20) days after such a request, there shall be prepared and filed at the Corporation's principal office in Maryland a list containing the names and addresses of all stockholders of the Corporation and the number of shares of each class held by each stockholder, certified as correct by an officer of the Corporation, by its stock transfer agent, or by its registrar.

     SECTION 2.14 ACTION WITHOUT A MEETING: Any action required or permitted to be taken by stockholders at a meeting of stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and such written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at the meeting.

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                                   ARTICLE III
                               BOARD OF DIRECTORS
                               ------------------

     SECTION 3.01 NUMBER AND TERM OF OFFICE: Except for the initial Board of Directors, the Board of Directors shall consist of not fewer than three (3) nor more than twenty (20) directors, as specified by a resolution of a majority of the entire Board of Directors. Except for the initial Board of Directors, the Board of Directors shall at all times be divided as equally as possible into three (3) classes of directors, designated Class I, Class II, and Class III. The terms of office of Class I, Class II, and Class III directors shall expire at the annual meeting of stockholders held in 2007, 2005, and 2006, respectively, and at each third (3rd) annual meeting of stockholders thereafter. At least one member of the Board of Directors shall be a person who is not an "interested person" of the Corporation, as that term is defined in the 1940 Act. All other directors may be interested persons of the Corporation if the requirements of the 1940 Act and the rules and regulations thereunder are met by the Corporation and its investment adviser. Directors need not be stockholders of the Corporation.

     SECTION 3.02 ELECTION OF DIRECTORS: At the first annual meeting of stockholders, directors shall be elected by vote of the holders of a plurality of the shares present in person or by proxy and entitled to vote thereon. Thereafter, except as otherwise provided in these By-Laws, the directors shall be elected by the stockholders at a meeting held on a date fixed by the Board of Directors. A plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

     SECTION 3.03 REMOVAL OF DIRECTORS: At any stockholders' meeting duly called, provided a quorum is present, the stockholders may remove any director from office, but only for cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of the removed director or directors. The affirmative vote of the holders of seventy-five percent (75%) of the then outstanding shares of the Corporation's capital stock entitled to vote for such director shall be required to remove a director for cause. After the initial issuance of any shares of the Corporation's capital stock, this section may be amended only by the affirmative vote of the holders of seventy-five percent (75%) of the shares of the Corporation outstanding.

     SECTION 3.04 VACANCIES AND NEWLY CREATED DIRECTORSHIPS: If any vacancies shall occur in the Board of Directors by reason of death, resignation, removal or otherwise, or if the authorized number of directors shall be increased, the directors then in office shall continue to act, and such vacancies (if not previously filled by the stockholders) may be filled by a majority of the directors then in office, although less than a quorum, except that a newly created directorship may be filled only by a majority vote of the entire Board of Directors, provided that in either case immediately after filling such vacancy, at least two-thirds of the directors then holding office shall have been elected to such office by the stockholders of the Corporation. In the event that at any time, other than the time preceding the first stockholders' meeting, less than a majority of the directors of the Corporation holding office at that time were so elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within sixty (60) days (unless the Securities and Exchange Commission shall by rule or order extend such period) for the purpose of electing directors to fill any existing vacancies in the Board of Directors.

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     SECTION 3.05 GENERAL POWERS:

     (a) The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all the powers of the Corporation except those powers vested solely in the stockholders of the Corporation by statute, by the Articles of Incorporation, or by these By-Laws.

     (b) All acts done by any meeting of the directors or by any person acting as a director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the directors or of such person acting as aforesaid or that they or any of them were disqualified, be as valid as if the directors or such other person, as the case may be, had been duly elected and were or was qualified to be directors or a director of the Corporation.

     SECTION 3.06 POWER TO ISSUE AND SELL STOCK: The Board of Directors may from time to time issue and sell or cause to be issued and sold any of the Corporation's authorized shares to such persons and for such consideration as the Board of Directors shall deem advisable, subject to the provisions of Article Seventh and Article Twelfth of the Articles of Incorporation.

     SECTION 3.07 POWER TO DECLARE DISTRIBUTIONS:

     (a) The Board of Directors, from time to time as it may deem advisable, may declare distributions in stock, cash or other property of the Corporation, out of any source available for such distributions, to the stockholders according to their respective rights and interests in accordance with the provisions of the Articles of Incorporation.

     (b) The Board of Directors shall cause to be accompanied by any dividend payment to stockholders a written statement if a dividend payment is made, wholly or partly, from any source other than:

          (i) the Corporation's accumulated undistributed net income, determined in accordance with good accounting practice and not including profits or losses realized upon the sale of securities or other properties; or

          (ii) the Corporation's net income so determined for the current or preceding fiscal year.

Such statement shall adequately disclose the source or sources of such payment in accordance with and in such form as prescribed by Securities and Exchange Commission rules.

     SECTION 3.08 ANNUAL AND REGULAR MEETINGS: The annual meeting of the Board of Directors for choosing officers and transacting other proper business shall be held at such time and place as the Board may determine. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place, which need not be in the State of Maryland. Except as otherwise provided under the 1940 Act, notice of such annual

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and regular  meetings  need not be given,  provided that notice of any change in the time or place of such meetings shall be sent promptly, in the manner provided for notice of special meetings, to each director not present at the meeting at which such change was made. Except as otherwise provided under the 1940 Act, members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time; and participation by such means shall constitute presence in person at a meeting.

     SECTION 3.09 SPECIAL MEETINGS: Special meetings of the Board of Directors shall be held whenever called by the chairman of the board, the president (or, in the absence or disability of the president, by any vice president), the treasurer, or two (2) or more directors, at the time and place (which need not be in the State of Maryland) specified in the respective notices or waivers of notice of such meetings.

     SECTION 3.10 NOTICE: Except as otherwise provided, notice of any special meeting shall be given by the secretary to each director, addressed to him or her at his or her address as registered on the books of the Corporation or, if not so registered, at his or her last known address, as follows: a written or printed notification of such meeting shall be mailed to him or her, postage prepaid, at least three (3) days before the meeting; or such notice shall be delivered to him or her at least two (2) days before the meeting; or such notice shall be sent to him or her at least twenty-four (24) hours before the meeting, by prepaid telegram, telex, telecopy or other electronic transmission, addressed to him or her at said registered address or electronic address, if any, or if he or she has no such registered address, at his or her last known address.

     SECTION 3.11 WAIVER OF NOTICE: No notice of any meeting need be given to any director who attends such meeting in person or to any director who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), whether before or after the time of the meeting.

     SECTION 3.12 QUORUM AND VOTING: At all meetings of the Board of Directors the presence of one-half (1/2) or more of the number of directors then in office shall constitute a quorum for the transaction of business, provided that there shall be present no fewer than two (2) directors (unless the Corporation, at the time, has only one director). In the absence of a quorum, a majority of the directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by law, by the Articles of Incorporation or by these By-Laws.

     SECTION 3.13 COMPENSATION: Each director may receive such remuneration for his services as shall be fixed from time to time by resolution of the Board of Directors.

     SECTION 3.14 ACTION WITHOUT A MEETING: Except as otherwise provided under the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if written consents thereto

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are signed by all members of the Board and such written  consents are filed with the records of the meetings of the Board.

     SECTION 3.15 CHAIRMAN OF THE BOARD: The Board of Directors, at its first meeting and thereafter at its annual meeting, shall elect from among the directors a chairman of the board, who shall serve at the pleasure of the Board of Directors. If the Board of Directors does not elect a chairman at any annual meeting, it may do so at any subsequent regular or special meeting. The chairman of the board shall hold office until the next annual meeting of the Board of Directors and until his successor shall have been chosen and qualified. If the office of chairman of the board shall become vacant for any reason, the Board of Directors may fill such vacancy at any regular or special meeting. The chairman of the board shall preside at all stockholders' meetings and at all meetings of the Board of Directors and shall have such powers and perform such duties as may be assigned to him from time to time by the Board of Directors. The chairman of the board shall not be considered an officer of the Corporation by reason of holding said position.

                                   ARTICLE IV
                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES
                    ----------------------------------------

     SECTION 4.01 HOW CONSTITUTED: By resolution adopted by the Board of Directors, the Board may designate one or more committees of the Board of Directors, including an executive committee. The chairmen of such committees shall be elected by the Board of Directors. Each committee must be comprised of two (2) or more members, each of whom must be a director and shall hold committee membership at the pleasure of the Board. The Board of Directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees. The Board may delegate to these committees any of its powers, except the power to declare a dividend or distribution on stock, authorize the issuance of stock, recommend to stockholders any action requiring stockholders' approval, amend these By-Laws, approve any merger or share exchange that does not require stockholder approval, approve or terminate any contract with an "investment adviser" or "principal underwriter," as those terms are defined in the 1940 Act, or to take any other action required by the 1940 Act to be taken by the Board of Directors.

     SECTION 4.02 POWERS OF THE EXECUTIVE COMMITTEE: Unless otherwise provided by resolution of the Board of Directors, when the Board of Directors is not in session the executive committee shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the Corporation that may lawfully be exercised by an executive committee.

     SECTION 4.03 PROCEEDINGS, QUORUM AND MANNER OF ACTING: In the absence of an appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two directors. In the absence of such rules, the proceedings, quorum and manner of acting of a committee shall be governed by the rules applicable to the full Board of Directors. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

     SECTION 4.04 OTHER COMMITTEES: The Board of Directors may appoint other committees, each consisting of one or more persons, who need not be directors. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Board of Directors, but shall not exercise any power which may lawfully be exercised only by the Board of Directors or another committee thereof.

                                    ARTICLE V
                                    OFFICERS
                                    --------

     SECTION 5.01 GENERAL: The officers of the Corporation shall be a president, a secretary and a treasurer, and may include one or more vice presidents, assistant secretaries or assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.10 hereof.

     SECTION 5.02. ELECTION, TERM OF OFFICE AND QUALIFICATIONS: The officers of the Corporation (except those appointed pursuant to Section 5.10 hereof) shall be elected by the Board of Directors at its first meeting or such subsequent meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting. If any officers are not elected at any annual meeting, such officers may be elected at any subsequent regular or special meeting of the Board of Directors. Except as provided in Sections 5.03, 5.04 and
5.05 hereof, each officer chosen by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his successor shall have been chosen and qualified. Any person may hold one or more offices of the Corporation except that the president may not hold the office of vice president, and provided further that a person who holds more than one office may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, verified or acknowledged by more than one officer. No officer need be a director.

     SECTION 5.03. RESIGNATION: Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the president, the secretary, or any assistant secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     SECTION 5.04. REMOVAL: Any officer may be removed from office whenever in the Board's judgment the best interest of the Corporation will be served thereby, by the vote of a majority of the Board of Directors given at a regular meeting or any special meeting called for such purpose. In addition, any officer or agent appointed in accordance with the provisions of Section 5.10 hereof may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors.

     SECTION 5.05. VACANCIES AND NEWLY CREATED OFFICES: If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Directors at any regular or special meeting or, in the case of any office created pursuant to Section 5.10 hereof, by any officer upon whom such power shall have been conferred by the Board of Directors.

     SECTION 5.06. PRESIDENT: The president shall be the chief executive officer of the Corporation and, in the absence of the chairman of the board, shall preside at all stockholders' meetings and at all meetings of the Board of Directors. Subject to the supervision of the Board of Directors, he shall have general charge of the business affairs and property of the Corporation and general supervision over its officers, employees and agents. Subject to the provisions of Section 7.01 and except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

     SECTION 5.07. VICE PRESIDENTS: The Board of Directors may from time to time designate and elect one or more vice presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the president. At the request or in the absence or disability of the president, the vice president or, if there are two or more vice presidents, then the senior of the vice presidents present and able to act may perform all of the duties of the president and, when so acting, shall have all the powers of and be subject to all the restrictions upon the president.

     SECTION 5.08. TREASURER AND ASSISTANT TREASURERS: The treasurer shall be the principal financial and accounting officer of the Corporation. He shall deliver all funds and securities of the Corporation which may come into his hands to such bank or trust company as the Board of Directors shall employ as custodian. He shall prepare annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be filed at the Corporation's principal office within one hundred twenty (120) days after the end of the fiscal year. The treasurer shall furnish such other reports regarding the business and condition of the Corporation as the Board of Directors may from time to time require and perform such duties additional to the foregoing as the Board of Directors may from time to time designate.

     Any assistant treasurer may perform such duties of the treasurer as the treasurer or the Board of Directors may assign, and, in the absence of the treasurer, may perform all the duties of the treasurer.

     SECTION 5.09. SECRETARY AND ASSISTANT SECRETARIES: The secretary shall attend to the giving and serving of all notices of the Corporation and shall act as secretary at, and record all proceedings of, the meetings of the stockholders and directors in the books to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any director. At every meeting of the stockholders, he shall receive and take charge of and/or canvass all proxies and/or ballots, and shall decide all questions affecting the qualification of voters, the validity of proxies and the acceptance or rejection of votes, except that the chairman may assign such duties to inspectors of election pursuant to Section 2.05 hereof. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

     Any assistant secretary may perform such duties of the secretary as the secretary or the Board of Directors may assign and, in the absence of the secretary, may perform all the duties of the secretary.

     SECTION 5.10. SUBORDINATE OFFICERS: The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint and remove any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

     SECTION 5.11. REMUNERATION: The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 5.01 hereof.

     SECTION 5.12 SURETY BONDS: The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands.

                                   ARTICLE VI
                              CUSTODY OF SECURITIES
                              ---------------------

     SECTION 6.01. EMPLOYMENT OF CUSTODIAN: The Corporation shall at all times employ a bank or trust company organized under the laws of the U.S. or one of the states thereof and having capital, surplus and undivided profits of at least two million dollars ($2,000,000) as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in these By-Laws:

     (a) to hold the securities owned by the Corporation and deliver the same upon written order or oral order, if confirmed in writing, or by such electro-mechanical or electronic devices as are agreed to by the Corporation and the custodian, if such procedures have been authorized in writing by the Corporation;

     (b) to receive and receipt for any monies due to the Corporation and deposit the same in its own banking department or elsewhere as the directors may direct; and

     (c) to disburse such monies upon orders or vouchers; and the Corporation may also employ such custodian as its agent;

     (d) to keep the books and accounts of the Corporation and furnish clerical and accounting services thereto; and

     (e) to compute, if authorized to do so by the directors, the net asset value of the shares of the Corporation in accordance with the provisions of the Articles of Incorporation;

all upon such basis of compensation as may be agreed upon between the directors and the custodian.

     The directors may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the directors, provided that in every case such sub-custodian shall be a bank or trust company organized under the laws of the United States or one of the states thereof and having capital, surplus and undivided profits of at least two million dollars ($2,000,000) or such other person as may be permitted by the Securities and Exchange Commission, or otherwise in accordance with the 1940 Act.

     SECTION 6.02. USE OF CENTRAL SECURITIES HANDLING SYSTEM: Subject to such rules, regulations and orders as the Securities and Exchange Commission may adopt, the directors may direct the custodian to deposit all or any part of the securities owned by the Corporation in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Securities and Exchange Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Corporation.

     SECTION 6.03. TERMINATION OF CUSTODIAN AGREEMENT: Upon termination of the agreement for services with the custodian or inability of the custodian to continue to serve, the Board of Directors shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a custodian or shall be liquidated. If so directed by resolution of the Board of Directors or by vote of the holders of a majority of the outstanding shares of stock of the Corporation, the custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

     SECTION 6.04. OTHER ARRANGEMENTS: The Corporation may make such other arrangements for the custody of its assets (including deposit arrangements) as may be required by any applicable law, rule or regulation.

                                   ARTICLE VII
                 EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES
                 ----------------------------------------------

     SECTION 7.01. GENERAL: Subject to the provisions of Sections 7.02 and 8.04 hereof, all deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Corporation shall be signed by the president, a vice president, the treasurer or the secretary, or as the Board of Directors may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.

     SECTION 7.02. CHECKS, NOTES, DRAFTS, ETC.: So long as the Corporation shall employ a custodian to keep custody of the cash and securities of the Corporation, all checks and drafts for the payment of money by the Corporation may be signed in the name of the Corporation by the custodian. Except as otherwise authorized by the Board of Directors, all requisitions or orders for the assignment of securities standing in the name of the custodian or its nominee, or for the execution of powers to transfer the same, shall be signed in the name of the Corporation by the president or a vice president and by the treasurer or an assistant treasurer. Promissory notes, checks or drafts payable to the Corporation may be endorsed only to the order of the custodian or such nominee and only by the treasurer or president or a vice president or by such other person or persons as shall be authorized by the Board of Directors.

     SECTION 7.03. VOTING OF SECURITIES: Unless otherwise ordered by the Board of Directors, the president or any vice president shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of stockholders of any company in which the Corporation may hold stock. At any such meeting such officer shall possess and may exercise (in person or by proxy) any and all rights, powers and privileges incident to the ownership of such stock. The Board of Directors may by resolution from time to time confer like powers upon any other person or persons.

                                  ARTICLE VIII
                                  CAPITAL STOCK
                                  -------------

     SECTION 8.01. CERTIFICATES OF STOCK: The Corporation generally will not issue certificates of stock, provided, however, that the Board of Directors may, in its discretion, authorize the issuance of certificated shares. No certificate shall be valid unless it is signed by the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer of the Corporation and sealed with the seal of the Corporation, or bears the facsimile signatures of such officers and a facsimile of such seal. In case any officer who shall have signed any such certificate, or whose facsimile signature has been placed thereon, shall cease to be such an officer (because of death, resignation or otherwise) before such certificate is issued, such certificate may be issued and delivered by the Corporation with the same effect as if he or she were such officer at the date of issue.

     In the event that the Board of Directors authorizes the issuance of certificated shares of stock, the Board of Directors may, in its discretion and at any time, discontinue the issuance of share certificates and may, by written notice to the registered owners of each certificated share, require the surrender of share certificates to the Corporation for cancellation. Such surrender and cancellation shall not affect the ownership of shares of the Corporation.

     SECTION 8.02. TRANSFER OF CAPITAL STOCK:

     (a) Transfers of shares of any Class of the Corporation shall be made on the books of the Corporation by the holder of record thereof (in person or by his attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the secretary of the Corporation) as prescribed by the Board of Directors.

     (b) The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Maryland.

     SECTION 8.03. TRANSFER AGENTS AND REGISTRARS: The Board of Directors may, from time to time, appoint or remove transfer agents or registrars of shares of any Class of the Corporation.

     SECTION 8.04. TRANSFER REGULATIONS: Except as provided in the Articles of Incorporation, the shares of the Corporation may be freely transferred, subject to the charging of customary transfer fees, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of any Class of the Corporation.

     SECTION 8.05. FIXING OF RECORD DATE: The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any stockholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action; provided that such record date shall be a date not more than ninety (90) nor less than ten
(10) days prior to the date on which the particular action requiring such determination of stockholders of record will be taken, except as otherwise provided by law.

     SECTION 8.06. LOST, STOLEN OR DESTROYED CERTIFICATES: Before issuing a new certificate for stock of the Corporation alleged to have been lost, stolen or destroyed, the Board of Directors or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE IX
                             FISCAL YEAR, ACCOUNTANT
                             -----------------------

     SECTION 9.01. FISCAL YEAR: The fiscal year of the Corporation shall, unless otherwise ordered by the Board of Directors, be twelve calendar months ending on the [30th] day of [June] in each year.

     SECTION 9.02. ACCOUNTANT:

     (a) The Corporation shall employ an independent accountant or firm of independent accountants as its accountant to examine the account of the Corporation and to sign and certify financial statements filed by the Corporation. The accountant's certificates and reports shall be addressed both to the Board of Directors and to the stockholders.

     (b) A majority of the members of the Board of Directors who are not "interested persons" (as such term is defined in the 1940 Act) of the Corporation shall select the accountant at any meeting held within ninety (90) days before or after the beginning of the fiscal year of the Corporation or before the annual stockholders' meeting (if any) in that year.

     (c)  Any  vacancy  occurring   between  meetings,   due  to  the  death  or
resignation of the accountant, may be filled by a majority of the members of the Board of Directors who are not such interested persons.

                                    ARTICLE X
                          INDEMNIFICATION AND INSURANCE
                          -----------------------------

     SECTION  10.01.  INDEMNIFICATION  OF  OFFICERS,  DIRECTORS,  EMPLOYEES  AND
AGENTS: The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (the "Proceeding"), by reason of the fact that he or she is or was an officer, director, employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against all reasonable expenses (including attorneys' fees) actually incurred, and judgments, fines, penalties and amounts paid in settlement in connection with such Proceeding to the maximum extent permitted by law, now existing or hereafter adopted. Notwithstanding the foregoing, the following provisions shall apply with respect to indemnification of the Corporation's directors, officers, and investment adviser (as defined in the 1940 Act):

     (a) Whether or not there is an adjudication of liability in such Proceeding, the Corporation shall not indemnify any such person for any liability arising by reason of such person's willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office or reckless disregard of his duties under any contract or agreement with the Corporation ("disabling conduct").

     (b)  The Corporation shall not indemnify any such person unless:

          (1)  the court or other body before which the  proceeding  was brought
               (a) dismisses the Proceeding for insufficiency of evidence of any disabling conduct, or (b) reaches a final decision on the merits that such person was not liable by reason of disabling conduct; or

          (2) absent such a decision, a reasonable determination is made, based upon a review of the facts, by (a) the vote of a majority of a quorum of the directors of the Corporation who are neither "interested persons" of the Corporation as defined in the 1940 Act, nor parties to the Proceeding, or (b) if a majority of a quorum of directors described above so directs, or if such quorum is not obtainable, based upon a written opinion by independent legal counsel, that such person was not liable by reason of disabling conduct.

     (c) Reasonable expenses (including attorneys' fees) incurred in defending a Proceeding involving any such person will be paid by the Corporation in advance of the final disposition thereof upon an undertaking by such person to repay such expenses unless it is ultimately determined that he or she is entitled to indemnification, if:

          (1)  such person shall provide adequate security for his undertaking;

          (2) the Corporation shall be insured against losses arising by reason of such advance; or

          (3) a majority of a quorum of the directors of the Corporation who are neither "interested persons" of the Corporation as defined in the 1940 Act, nor parties to the Proceeding, or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts, that there is reason to believe that such person will be found to be entitled to indemnification.

     SECTION 10.02. INSURANCE OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS: The Corporation may purchase and maintain insurance or other sources of reimbursement to the extent permitted by law on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in or arising out of his position.

     SECTION 10.03. NON-EXCLUSIVITY: The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, these By-Laws, any agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                                   ARTICLE XI
                                   AMENDMENTS
                                   ----------

     SECTION  11.01.  GENERAL:  Except as provided in Sections  3.03,  11.02 and
11.03 hereof, all By-Laws of the Corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment, alteration or repeal, and new By-Laws may be made, by the affirmative vote of a majority of either:

     (a) the holders of record of the outstanding shares of stock of the Corporation entitled to vote, at any meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Laws; or

     (b) the directors, at any regular or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Laws.

     SECTION 11.02. BY STOCKHOLDERS ONLY: No amendment of any section of these By-Laws shall be made except by the stockholders of the Corporation if the By-Laws provide that such section may not be amended, altered or repealed except by the stockholders. From and after the issuance of any shares of the capital stock of the Corporation, no amendment, alteration, or repeal of this Article XI shall be made except by the affirmative vote of a majority of the holders of record of the outstanding shares of stock of the Corporation entitled to vote.

     SECTION 11.03. LIMITATION ON AMENDMENT: No amendment to Article X of these By-Laws shall narrow or eliminate any right to expenses, indemnification or insurance for any claim or proceeding arising out of conduct occurring prior to said amendment.



     Approved and adopted:  January 16, 2004

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